UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

Mettler-Toledo International Inc.
(Exact name of registrant as specified in its charter)

Delaware (State incorporation)	001-13595 (Commission File Number)	13-3668641 (IRS Employer Identification No.)

Im Langacher, P.O. Box MT-100
CH-8606, Greifensee, Switzerland
and
1900 Polaris Parkway
Columbus, OH 43240
___________________________________
(Addressof principal executive offices) ( zip code)
Registrant’s telephone number, including area code: +41-1-944-2211 and 1-614-438-4511

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Mettler-Toledo International Inc. (the “Company”) was held on April 29, 2010. As of the record date of March 1, 2010 there were 33,735,686 shares of common stock entitled to vote at the meeting. The holders of 30,698,995 shares were represented in person or in proxy at the meeting, constituting a quorum. The matters submitted for a vote at the meeting and the related results were as follows:

Proposal 1 – The election of nine directors for one-year terms

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Spoerry	25,268,941	4,079,357	986	1,349,711
Wah-Hui Chu	28,763,612	581,302	4,370	1,349,711
Francis A. Contino	29,275,044	72,793	1,447	1,349,711
Olivier A. Filliol	29,129,215	218,642	1,427	1,349,711
Michael A. Kelly	29,201,982	144,985	2,317	1,349,711
Martin D. Madaus	29,273,866	73,655	1,763	1,349,711
Hans Ulrich Maerki	29,202,008	144,726	2,550	1,349,711
George M. Milne, Jr.	29,109,156	237,569	2,559	1,349,711
Thomas P. Salice	29,107,110	240,402	1,772	1,349,711

Proposal 2 – The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,489,582	198,725	10,688	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: May 3, 2010	By:	/s/ James T. Bellerjeau

James T. Bellerjeau
General Counsel